Exhibit 99.1

Imago BioSciences Reports Fourth Quarter and Full Year 2021 Financial Results

SOUTH SAN FRANCISCO, Calif., March 24, 2022 – Imago BioSciences, Inc. (“Imago”) (Nasdaq: IMGO), a clinical stage biopharmaceutical company discovering new medicines for the treatment of myeloproliferative neoplasms (MPNs) and other bone marrow diseases, today reported financial results for the full year ended December 31, 2021.

“I am very gratified by the clinical progress Imago has made in 2021, underlined by the positive and promising interim Phase 2 data in both essential thrombocythemia (ET) and myelofibrosis (MF) presented at the 2021 American Society of Hematology (ASH) Annual Meeting. Additionally, Imago made great strides as a company with a successful initial public offering on Nasdaq and expansion of our Board,” said Dr. Hugh Young Rienhoff, Jr., M.D, Chief Executive Officer of Imago BioSciences. “Looking ahead, we plan to further our clinical programs in 2022 and additionally anticipate initiating two investigator-sponsored clinical studies in the first half of the year: a Phase 1 study of bomedemstat in combination with atezolizumab for the treatment of small cell lung cancer, and a Phase 2 study of bomedemstat in combination with ruxolitinib for the treatment of MF. We are currently making preparations for a registrational study of bomedemstat for the treatment of ET, subject to the completion of the ongoing trial and a successful End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) in the second half of this year. Building on our strong progress in 2021 and balance sheet, we are eager to advance bomedemstat into a registrational study to address the serious needs of ET patients who are intolerant to hydroxyurea (HU) or have an inadequate response while also evaluating bomedemstat for other clinical indications.”

Fourth Quarter 2021 and Subsequent Highlights

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Presented Positive Data from Ongoing Phase 2 Study of Bomedemstat in Essential Thrombocythemia at ASH 2021: In December 2021, Imago presented a positive data update at the 2021 ASH Annual Meeting and Exposition from the ongoing Phase 2 clinical trial of bomedemstat in patients with essential thrombocythemia (ET). As a monotherapy in a 2nd line ET population, bomedemstat demonstrated significant and durable hematologic control and symptom improvement while maintaining normal hemoglobin levels. The updated data demonstrated bomedemstat reduced a platelet count in the normal range within eight weeks, a primary clinical objective. As of the data cut-off date in November, bomedemstat continued to be generally well-tolerated and demonstrated an encouraging safety profile in ET patients.

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Presented Positive Data from Ongoing Phase 2 Study of Bomedemstat in Advanced Myelofibrosis at ASH 2021: In December 2021, Imago presented a positive data update at the 2021 ASH Annual Meeting and Exposition from the ongoing Phase 2 clinical trial of bomedemstat in patients with advanced myelofibrosis (MF). As of the data cut-off date in November, bomedemstat continued to be generally well-tolerated and demonstrated encouraging safety and distinct clinical benefit to patients, with 75% of the evaluable patients having a reduction in spleen volume from baseline.

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Added Laurie Keating to Board of Directors: In November 2021, Imago appointed Laurie Keating, to its Board of Directors. Keating most recently served as Executive Vice President and Chief Legal Officer at Alnylam Pharmaceuticals where she led global public policy and government relations, legal, and intellectual property groups. She currently sits on the Board of Directors of Immuneering Corporation and chairs the Board of Directors of PepGen Inc. She has previously served as a director of privately held life sciences companies and MassBIO, a non-profit organization.

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Added Michael Arenberg as Chief Operating and Business Officer: In March 2022, Mr. Arenberg joined the company after spending nearly 22 years at DURECT Corporation where he most recently served for the past three plus years as the company’s Chief Financial Officer. Before being appointed CFO, Mr. Arenberg held roles with increasing responsibilities including as Senior Vice President of Corporate and Business Development. Mr. Arenberg is a distinguished biopharmaceutical executive who will be charged with leading strategic operations, investor relations, commercial development and business development of Imago.

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Appointed Laura G. Eichorn as Chief Financial Officer: Ms. Eichorn is a co-founding executive of Imago BioSciences who most recently served as our Chief Operating Officer and Interim Chief Financial Officer. She has more than 25 years of operational experience spanning finance, operations, human resources, and communications.

Fiscal Year 2021 Financial Results

•	Cash and Cash Equivalents: As of December 31, 2021, Imago had cash, cash equivalents, restricted cash and short-term investments of $217.4 million.

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Research & Development (R&D) Expenses: R&D expenses were $11.7 million for the fourth quarter ended December 31, 2021 and $32.3 million for the full year ended December 31, 2021, as compared to $4.3 million for the quarter ended December 31, 2020, and $14.9 million for the full year ended December 31, 2020. The overall increase in R&D expense was related to continued development and manufacturing of drug supplies for our ongoing and planned clinical trials, continued clinical development activities due, in part, to increased consulting expenses added to support ongoing Phase 2 clinical trials in MF and ET, commencement of clinical pharmacology studies, commencement of a Phase 2 extension study for the continued treatment of patients currently enrolled in the ongoing ET and MF clinical trials, and an increase in personnel-related costs primarily due to growth in the number of research and development employees, including stock-based compensation expense, as we ramped up our operations

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General and Administrative (G&A) Expenses: G&A expenses were $3.1 million for the fourth quarter ended December 31, 2021 and $10.3 million for the full year ended December 31, 2021, as compared to $1.3 million for the quarter ended December 31, 2020 and $3.2 million for the full year ended December 31, 2020. The overall increase in G&A expense was primarily due to compensation and personnel-related costs, including stock-based compensation expense, and expenses associated with operating as a public company.

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Net Loss: Net loss was $14.7 million for the fourth quarter ended December 31, 2021 and $42.3 million for the full year ended December 31, 2021, as compared to $5.6 million for the quarter ended December 31, 2020 and $17.8 million for the full year ended December 31, 2020.

About Imago BioSciences

Imago BioSciences is a clinical-stage biopharmaceutical company discovering and developing novel small molecule product candidates that target lysine-specific demethylase 1 (LSD1), an enzyme that plays a central role in the production of blood cells in the bone marrow. Imago is focused on improving the quality and length of life for patients with cancer and bone marrow diseases. Bomedemstat, an orally available, small molecule inhibitor of LSD1, is the lead product candidate discovered by Imago for the treatment of certain myeloproliferative neoplasms (MPNs), a family of related, chronic cancers of the bone marrow. Imago is evaluating Bomedemstat as a potentially disease-modifying therapy in two Phase 2 clinical trials for the treatment of essential thrombocythemia (NCT04254978) and myelofibrosis (NCT03136185). Bomedemstat has U.S. FDA Orphan Drug and Fast Track Designation for the treatment of ET and MF, European Medicines Agency (EMA) Orphan Designation for the treatment of ET and MF, and PRIority MEdicines (PRIME) Designation by the EMA for the treatment of MF. The company is based in South San Francisco, California. To learn more, visit www.imagobio.com, www.myelofibrosisclinicalstudy.com, www.etclinicalstudy.com and follow us on Twitter @ImagoBioRx, Facebook and LinkedIn.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “may,” “will,” “should,” “expect,” “believe” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.

These statements may relate to, but are not limited to, the results, conduct, progress and timing of Imago clinical trials, the regulatory approval path for bomedemstat, including a planned registrational clinical program or review of the Phase 3 Protocol and plans for future operations, as well as assumptions relating to the foregoing. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include: we are a clinical-stage biopharmaceutical company with a limited operating history and no products approved for commercial sale; we have incurred significant losses since our inception, and we anticipate that we will continue to incur significant losses for the foreseeable future, which, together with our limited operating history, makes it difficult to assess our future viability; we will require substantial additional financing to achieve our goals, and a failure to obtain the necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development programs, commercialization efforts or other operations; our operating results may fluctuate significantly; our business is dependent on the successful development, regulatory approval and commercialization of our product candidates and future product candidates; we may encounter substantial delays in our clinical trials or may not be able to conduct or complete our clinical trials on the timelines we expect, if at all; our clinical development activities could be delayed as we may find it difficult to enroll patients in our clinical trials and we have minimal or no control over investigator-initiated clinical trials; research and development of biopharmaceutical products is inherently risky; we cannot give any assurance that any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized; our product candidates or any future product candidates may be associated with undesirable side effects or adverse events that could delay or prevent their regulatory approval, limit the commercial profile of an approved label or result in significant negative consequences following marketing approval, if any; the regulatory approval process is lengthy, expensive and uncertain, and we may be unable to obtain regulatory approval for our product candidates under applicable regulatory requirements. The denial or delay of any such approval would delay commercialization of our product candidates and adversely impact our ability to generate revenue, our business and our results of operations; interim and preliminary data from our clinical trials may change; the FDA and other regulatory authorities may not accept data from clinical trials conducted outside of the United States; we may not be able to obtain or maintain orphan drug designations for any of our product candidates, and we may be unable to maintain the benefits associated with orphan drug designation, including the potential for market exclusivity; there is no guarantee that Fast Track designation for bomedemstat or other expedited development and review programs will result in a faster regulatory approval; the inability of our contract manufacturers to meet the current Good Manufacturing Process; we may develop certain of our current and future product candidates in combination with other therapies, and safety or supply issues with combination-use products may delay or prevent development and approval of our product candidates; our business has been and could continue to be adversely affected by the evolving and ongoing COVID-19 global pandemic in regions where we or third parties on which we rely have significant manufacturing facilities, concentrations of clinical trial sites or other business operations. The COVID-19 pandemic could adversely affect our operations, as well as the business or operations of our manufacturers or other third parties with whom we conduct business; our business could be adversely affected by wars and related sanctions, supply chain interruptions or cost increases, including for example, the ongoing war between Russia and Ukraine; we compete with both approved therapeutic products and therapeutic candidates being developed by our competitors, most of which have significantly greater resources than we do; we may experience difficulties in managing growth and attract and retain senior management and key scientific personnel; we depend on information technology systems, and any failure of these systems, including as a result of a cyberattack, could harm our business; our business involves the use of hazardous materials and we and our third-party manufacturers and suppliers must comply with environmental laws and regulations; we rely on third parties to conduct and support our preclinical studies and clinical trials, and to manufacture our product candidate, and such third parties may not properly and successfully carry out their contractual duties or meet expected deadlines; if we are unable to obtain, maintain and enforce intellectual property protection directed to our current and any future technologies that we develop, others may be able to make, use or sell drugs or combination therapies substantially the same as ours, which could adversely affect our ability to compete in the market; if product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of any approved products; third parties may claim that our product candidates infringe their intellectual property rights, and we may also be subject to other intellectual property related claims by our employees, contractors, competitors or other third parties; risks related to our licensing and co-licensing arrangements with third-parties and our ability to procure such arrangements; our ability to comply with laws and regulations related to healthcare, tax, export and import controls, sanctions, embargoes, anti-corruption, anti-money laundering, environment, data protection, privacy and security, and changes thereof; provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management; we incur significant costs as a public company and our “emerging growth company” and “smaller reporting company” status may render shares of our common stock less attractive to investors; failure to implement and maintain proper and effective internal control over financial reporting could impair our ability to produce accurate and timely financial statements; and any other risk factors discussed in Imago’s Annual Report on Form 10-K and its subsequent reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Except as required by law, Imago does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts

INVESTORS

Laurence Watts

Gilmartin Group, LLC.

laurence@gilmartinir.com

MEDIA

Will Zasadny

Canale Communications

will.zasadny@canalecomm.com

Source: Imago BioSciences, Inc.

IMAGO BIOSCIENCES, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	DECEMBER 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$11,226	$19,266
Short-term investments	206,184	57,375
Prepaid expenses and other current assets	3,894	1,181

Total current assets	221,304	77,822
Property and equipment, net	2	8
Long-term investments	—	19,689
Other long-term assets	3,480	1,414

Total assets	$224,786	$98,933

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,459	$1,379
Accrued and other current liabilities	6,633	3,726

Total current liabilities	10,092	5,105

Commitments and contingencies
Convertible preferred stock, $0.0001 par value; 0 and 180,059,639 shares authorized, as of December 31, 2021 and 2020, respectively; 0 and 21,435,632 issued and outstanding as of December 31, 2021 and 2020, respectively; aggregate liquidation preference of $0 as of December 31, 2021	—	162,612
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 10,000,000 and 0 shares authorized as of December 31, 2021 and 2020, respectively; 0 issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Common stock, $0.0001 par value; 300,000,000 and 228,300,000 shares authorized as of December 31, 2021 and 2020, respectively; 33,531,743 and 1,030,023 shares issued and outstanding as of December 31, 2021 and 2020, respectively	3	—
Additional paid-in capital	327,387	1,561
Accumulated other comprehensive loss	(43)	(3)
Accumulated deficit	(112,653)	(70,342)

Total stockholders’ equity (deficit)	214,694	(68,784)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$224,786	$98,933

IMAGO BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	QUARTER ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2021	2020	2021	2020
Operating expenses:
Research and development	$11,710	4,274	32,261	14,896
General and administrative	3,104	1,292	10,263	3,176

Total operating expenses	14,814	5,566	42,524	18,072

Loss from operations	(14,814)	(5,566)	(42,524)	(18,072)
Other income (expense), net:
Interest income	73	34	314	48
Change in fair value of convertible preferred stock tranche liability	—	—	—	214
Other income (expense), net	17	(15)	(99)	(20)

Total other income, net	90	19	215	242

Loss before income tax expense	(14,724)	(5,547)	(42,309)	(17,830)

Income tax expense	(2)	(3)	(2)	(3)

Net loss	$(14,726)	(5,550)	(42,311)	(17,833)

Net loss per share, basic and diluted	$(0.44)	(5.42)	(2.70)	(17.49)

Weighted-average shares used in computing net loss per share, basic and diluted	33,523,116	1,024,071	15,696,314	1,019,615